UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2004

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway
Suite 500
Dallas, Texas  75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On June 1, 2004, the Minnesota Court of Appeals issued a decision in the appeal of the judgment of the trial court in the Cargill, Incorporated (“Cargill”) v. Lone Star Technologies, Inc. (“Lone Star”) lawsuit related to an uncompleted acquisition of the assets of the Tubular Products Division of North Star Steel Company, a wholly-owned subsidiary of Cargill.  The Court of Appeals affirmed the judgment of the trial court.  Lone Star will ask the Minnesota Supreme Court to review the Court of Appeals’ decision.

On March 13, 2003 the jury in the Cargill lawsuit returned a verdict of $32 million in damages against Lone Star. That verdict increased the previously announced fourth quarter 2002 loss and the full year 2002 loss by $32 million.  Lone Star has restricted cash of $32.3 million related to a cash deposit that collateralizes a bond for the appeal of this lawsuit and has set up a reserve totaling $34.6 million, which includes accrued interest of $2.6 million and is included in noncurrent liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

By: /s/ Charles J. Keszler
Charles J. Keszler,
Vice President and Chief Financial Officer

Date:   June 1, 2004